AMENDMENT NO. 13 TO CREDIT AGREEMENT



                  AMENDMENT NO. 13, CONSENT AND AGREEMENT (this "Amendment"), dated as of September 29, 2000, to and under the Credit Agreement, dated as of March 30, 1998 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among SUNBEAM CORPORATION (the "Parent"), the SUBSIDIARY BORROWER referred to therein, the LENDERS party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA, N.A., as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.


                              W I T N E S S E T H :


                  WHEREAS, the Parent, the Subsidiary Borrower, the Lenders and the Agents are parties to the Credit Agreement;

                  WHEREAS, pursuant to Section 16(c) of Amendment No. 12, the Parent and the Subsidiary Borrower agreed, upon the request of the Required Lenders, to amend the Credit Agreement and the other Loan Documents to change the relative priority of the obligations under the Credit Agreement and the other Loan Documents in respect of the Supplemental Revolving Loans, the Term Loans, the Revolving Loans and any Letters of Credit, which obligations are held by the Lenders as of the date hereof in the same respective Applicable Percentages as on the Effective Date;

                  WHEREAS, the Parent and the Subsidiary Borrower have requested that the Administrative Agent and the Lenders agree to consent to permit certain Indebtedness under Section 6.01(h) of the Credit Agreement, without reducing the aggregate amount of Indebtedness permitted thereunder;

                  WHEREAS, the Parent, the Subsidiary Borrower, the Administrative Agent and the Lenders are willing to agree to such requested amendments, but only upon the terms and conditions of this Amendment; and

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. Except as herein specifically waived or amended, all terms and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties thereto according to its terms and provisions. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Loan Document or indicate the Lenders' willingness to consent to any such other modification, amendment or waiver of the Credit Agreement or any other Loan Document, including without limitation, any modification, amendment or waiver for any other date or time period or in connection with any other transaction.

                  SECTION 2. Deletion and Addition of Certain Defined Terms.
Section 1.01 of the Credit Agreement is amended:

                  (a) to delete in its entirety the defined term "Maturity Date" in such Section; and

                  (b) to add in their appropriate alphabetical order in such Section the following defined terms:

                           ""Amendment No. 13" means Amendment No. 13, Consent
                  and Agreement, dated as of September 29, 2000, to and under this Agreement.

                           "Maturity Date" means (i) with respect to the
                  Supplemental Revolving Loans, December 31, 2000, (ii) with respect to the Revolving Loans, March 31, 2005, (iii) with respect to the Tranche A Term Loans, September 30, 2004 and
                  (iv) with respect to the Tranche B Term Loans, September 30, 2006.

                           "Thirteenth Amendment Effective Date" means the
                  Amendment Effective Date under and as defined in Amendment No. 13.".

                  SECTION 3. Commitments. Section 2.01 of the Credit Agreement is amended to add immediately after paragraph (d) in such Section the following new paragraph (e):

                           "(e) Conversion of Tranche A Term Loans. On the
                  Thirteenth Amendment Effective Date, $91,172,337.55 of the outstanding principal amount of the Tranche A Term Loans (representing amounts otherwise payable on September 30, 2004 and March 31, 2005 prior to giving effect to Amendment No. 13) shall be converted into, and shall be deemed to be, Tranche B Term Loans hereunder and each Lender shall be deemed to have made a Tranche B Term Loan in an additional amount equal to its Applicable Percentage (based upon its Tranche A Term Loans) of such amount of Tranche A Term Loans being converted into Tranche B Term Loans.".

                  SECTION 4. Repayment. Section 2.09(a) of the Credit Agreement is amended:

                  (a) to replace the amortization schedule in such Section with a new amortization schedule as follows:



                                          Tranche A                Tranche B
                  Date                Term Loans Amount         Term Loans Amount

     November 30, 2000         $            19,051,250      $                  0

     April 10, 2001            $           127,000,000      $         50,000,000

     September 30, 2001        $            69,250,000      $                  0

     March 31, 2002            $            69,250,000      $                  0

     September 30, 2002        $            69,250,000      $                  0

     March 31, 2003            $            69,250,000      $                  0

     September 30, 2003        $            69,250,000      $                  0

     March 31, 2004            $            69,250,000      $                  0

     September 30, 2004        $            69,250,000      $                  0

     March 31, 2005            $                     0      $         68,250,000

     September 30, 2005        $                     0      $        157,500,000

     March 31, 2006            $                     0      $        157,500,000

     September 30, 2006        $                     0      $        150,000,000
; and

                  (b) to delete in their entirety the provisos at the end of such Section.

                  SECTION 5. Prepayment and Reduction. Section 2.09(b) of the Credit Agreement is amended:

                  (a) to replace the phrase "Term Loans (or, if Term Commitments are outstanding, the Term Commitments shall be reduced until the Term Commitments have been reduced to zero)" in each of clauses (i)(x)(2) and (ii) in such Section with the phrase "Loans in accordance with the clause (iv) below";

                  (b) to replace the reference to "Term Loans" in clause (i)(y) in such Section with a reference to "Loans in accordance with clause (iv) below"; and

                  (c) to replace paragraph (iv) in such Section with a new paragraph (iv) as follows:


                           "(iv) The amount of any repayment of the Loans made
                  pursuant to clauses (i) and (ii) of this paragraph shall be applied (A) first, to the scheduled repayment of the Tranche A Term Loans due on November 30, 2000 to be made by the Borrowers pursuant to paragraph (a) of this Section, (B) second, to prepay the Revolving Loans (but not reduce the Revolving Commitments) in an amount equal to $8,500,000; the amount of any such prepayment of the Revolving Loans shall create a reserve under the Revolving Commitments to be borrowed only to pay on November 30, 2000 the amount of the Fifth Amendment Fee due on November 30, 2000 pursuant to
                  Section 2.11(d), (C) third, in the case of any prepayment made pursuant to clause (i)(x)(1) of this paragraph only, to prepay an amount of up to $25,000,000 of the Revolving Loans (but not reduce the Revolving Commitments), (D) fourth, (I) first, to the scheduled repayment of the Tranche A Term Loans due on April 10, 2001 to be made by the Borrowers pursuant to paragraph (a) of this Section and (II) second, to the scheduled repayment of the Tranche B Term Loans due on April 10, 2001 to be made by the Borrowers pursuant to paragraph (a) of this Section, (E) fifth, to the Tranche A Term Loans to reduce ratably the amount of all remaining scheduled repayments thereof due after April 10, 2001 to be made by the Borrowers pursuant to paragraph (a) of this Section until paid in full, (F) sixth, (I) first, to the prepayment of all outstanding Revolving Loans, and the corresponding permanent reduction of the Revolving Commitments to the extent of such prepayment, until paid in full, (II) second, to the repayment of all unreimbursed LC Disbursements, plus any accrued and unpaid interest thereon, and the corresponding permanent reduction of the Revolving Commitments to the extent of such repayment, until paid in full, and (III) third, to the deposit in the LC Reimbursement Account, in the manner set forth in
                  Section 2.04(j), of an amount in cash equal to any remaining LC Exposure then outstanding, and the corresponding permanent reduction of the Revolving Commitments to the extent of such cash deposit, until such cash deposit equals the amount of such remaining LC Exposure outstanding; provided that if after giving effect to any repayment, and permanent reduction of the Revolving Commitments, required under this clause (F), there remains unused Revolving Commitments, the amount of such unused Revolving Commitments shall remain in effect and any additional amounts available for application pursuant hereto shall be applied in accordance with clauses (G) and (H) below, as applicable, (G) seventh, to the Tranche B Term Loans in the direct order of maturity of each subsequent scheduled repayment thereof through and including the repayment due on March 31, 2005 to be made by the Borrowers pursuant to paragraph (a) of this Section, and (H) eighth, to the Tranche B Term Loans to reduce ratably the amount of all remaining scheduled repayments thereof due after March 31, 2005 to be made by the Borrowers pursuant to paragraph (a) of this Section until paid in full.".

                  SECTION 6. Prepayments of Revolving Loans. Paragraph (d) of
Section 2.09 of the Credit Agreement is amended to replace such paragraph with a new paragraph (d) as follows:

                           "(d) Prepayments of Revolving Loans. The Parent shall
                  repay or cause the Subsidiary Borrower to repay the Revolving Loans (i) (but shall not be required to reduce the Revolving Commitments) on each Business Day to the extent that funds on deposit in the Concentration Account exceed $15,000,000 and
                  (ii) as set forth in Section 2.09(b)(iv) above.".

                  SECTION 7. Optional Prepayment of the Loans. Section 2.10 of the Credit Agreement is amended:

                  (a) to add immediately before the period at the end of paragraph (a) in such Section the following:

                  "provided that no Borrower shall prepay the Tranche B Term Loans at any time prior to the repayment in full of (i) the Supplemental Revolving Loans, and the termination of the Supplemental Revolving Commitments, (ii) the Revolving Loans, the reimbursement of all outstanding LC Disbursements, the cash collateralization of the LC Exposure and the termination of the Revolving Commitments and (iii) the Tranche A Term Loans."; and

                  (b) to replace paragraph (c) in such Section with a new paragraph (c) as follows:

                           "(c) The amount of any prepayment of the Tranche A
                  Term Loans or the Tranche B Term Loans, as the case may be, made by a Borrower pursuant to this Section shall be applied to reduce the amount of each subsequent scheduled repayment of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, in order of maturity to be made by the Borrower pursuant to Section 2.09(a).".

                  SECTION 8. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. Paragraph (b) of Section 2.17 of the Credit Agreement is amended to replace such paragraph with a new paragraph (b) as follows:


                           "(b) If at any time insufficient funds are received
                  by and available to the Administrative Agent to pay fully all amounts of (i) any fee (other than the Fifth Amendment Fee), principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (A) first, towards payment of interest and fees then due hereunder on account of the Supplemental Revolving Loans, the Revolving Loans and the Tranche A Term Loans, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties until paid in full, (B) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder on account of the Supplemental Revolving Loans, the Revolving Loans and the Tranche A Term Loans, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due such parties until paid in full, (C) third, towards payment of interest and fees then due hereunder on account of the Tranche B Term Loans, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties until paid in full and (D) fourth, towards payment of principal then due hereunder on account of the Tranche B Term Loans, ratably among the parties entitled thereto in accordance with the amounts of principal then due such parties until paid in full and (ii) the Fifth Amendment Fee then due hereunder, such funds shall be applied toward payment of the Fifth Amendment Fee then due hereunder ratably among the parties entitled thereto in accordance with the amounts of the Fifth Amendment Fee then due such parties until paid in full; provided, however, that if the Fifth Amendment Fee and any other amounts of principal, interest and other fees become payable hereunder and insufficient funds are received by and available to the Administrative Agent to pay fully the Fifth Amendment Fee and all such amounts then due, such funds shall be applied first to the Fifth Amendment Fee in accordance with the foregoing clause (ii) and second, in the order of priorities set forth in the foregoing clause (i).".

                  SECTION 9. Consent under Section 6.01 (Indebtedness) of the Credit Agreement. The Lenders hereby consent under Section 6.01(h) of the Credit Agreement that the $5,000,000 of Indebtedness permitted thereunder shall not be reduced on account of Indebtedness in an aggregate amount not to exceed $1,300,000 to Henry C. Belkin or his Affiliates.

                  SECTION 10. Further Assurances Agreements. (a) As soon as practicable, but no later than October 31, 2000 (or such later date as the Administrative Agent may agree) the Parent shall have executed and delivered, and shall have caused the Subsidiary Guarantors to execute and deliver, such amendments or supplements to the Collateral Documents and such other agreements, opinions, instruments and documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Parent, as the Administrative Agent shall reasonably request to give effect to, among other things, the grant of the second priority Lien on substantially all of the assets of the Parent and the Subsidiary Guarantors to secure the obligations in respect of the Tranche B Term Loans pursuant to the Omnibus Amendment to Collateral Documents referred to below.

                  (b) Notwithstanding anything to the contrary contained in
Section 10.02 of the Credit Agreement, at the request of the Required Tranche A Lenders (as defined below), the Company shall promptly execute an amendment to the Credit Agreement, and the Company and the Subsidiary Guarantors shall promptly execute amendments of the applicable Loan Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Company, in order to restore the relative priority of the obligations under the Credit Agreement and the other Loan Documents to that in effect prior to giving effect to this Amendment, including without limitation, Section 11 hereof. For purposes of this paragraph (b), "Required Tranche A Lenders" means, at any time, Lenders having in the aggregate at least 51% of the sum of (i) Revolving Credit Exposures and unused Revolving Commitments at such time, (ii) Supplemental Revolving Credit Exposures and unused Supplemental Revolving Commitments at such time and (iii) the principal amount of Tranche A Term Loans and unused Tranche A Term Commitments at such time.

                  SECTION 11. Interest Payment Agreements. Notwithstanding anything to the contrary contained in the Credit Agreement (and the Credit Agreement shall be deemed amended as follows):

                  (a) The Parent shall include in the monthly reporting package delivered to the Lenders pursuant to Section 5.02(A) of the Credit Agreement, commencing with the monthly reporting package to be delivered by the Parent on or before October 30, 2000, (i) a calculation (together with supporting detail) showing the ratio (the "Interest Payment Ratio") of (A) Consolidated EBITDA (calculated in accordance with Section 6.15 of the Credit Agreement) for the twelve month period ending on the last day of the month which is the subject of such monthly reporting package to (B) the aggregate amount of all payments made in cash during such twelve month period on account of interest accrued on the Loans and (ii) a list of the Interest Payment Dates in respect of the Tranche B Term Loans to occur during the 60-day period immediately following the date of delivery of such monthly reporting package. Any failure of the Parent to perform the covenant contained in this paragraph (a) shall constitute a Default under Section 5.02 of the Credit Agreement.

                  (b) If the Interest Payment Ratio set forth in a monthly reporting package is less than a ratio of 1:1 (or if the Parent fails to deliver such monthly reporting package or to include therein the calculation and information required pursuant to paragraph (a) above), the Tranche A Lenders (as defined below) may direct the Administrative Agent to deliver written notice (an "Interest Deferral Notice") to the Parent that interest otherwise payable in cash on any or all subsequent Interest Payment Dates (to be specified in such Interest Deferral Notice) in respect of the Tranche B Term Loans shall be deferred and shall not become payable in cash by the Parent until the earlier of
(i) the maturity of the Tranche B Term Loans, whether stated maturity, by acceleration or otherwise and (ii) the first Interest Payment Date in respect of the Tranche B Term Loans to occur after (A) delivery of a monthly reporting package pursuant to Section 5.02 (A) of the Credit Agreement that shows that the Interest Payment Ratio is greater than 1:1 or (B) the Administrative Agent delivers written notice (an "Interest Deferral Waiver Notice") to the Parent that the Tranche A Lenders have consented to waive the effectiveness of any previously delivered Interest Deferral Notice.

                  (c) For purposes of this Section 11, "Tranche A Lenders" means, at any time, Lenders having in the aggregate 100% of the sum of (i) Revolving Credit Exposures and unused Revolving Commitments at such time, (ii) Supplemental Revolving Credit Exposures and unused Supplemental Revolving Commitments at such time and (iii) the principal of Tranche A Term Loans and unused Tranche A Term Commitments at such time. In order to be effective, an Interest Deferral Notice or an Interest Deferral Waiver Notice shall be delivered in accordance with Section 10.01 (Notices) of the Credit Agreement and must be received by the Parent at least two Business Days prior to (A) in the case of an Interest Deferral Notice, the Interest Payment Date(s) which are the subject of such Interest Deferral Notice and (B) in the case of an Interest Deferral Waiver Notice, the Interest Payment Date on which any previously deferred interest is to be paid by the Parent in cash.

                  (d) If the Parent timely receives an Interest Deferral Notice as set forth in this Section 11, (i) the deferral of interest otherwise payable in cash on any Interest Payment Date(s) which are the subject of such Interest Deferral Notice shall (A) not constitute a Default or Event of Default and (B) shall also apply to any interest payable in respect of the Tranche B Term Loans pursuant to (x) Section 2.12(d)(i) of the Credit Agreement (upon the occurrence and during the continuance of an Event of Default), (y) Section 2.12 (d)(ii) of the Credit Agreement (upon any mandatory prepayment of the Tranche B Term Loans) or (z) Section 2.12(d)(iii) of the Credit Agreement (upon conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor),
(ii) interest on the Tranche B Term Loans shall continue to accrue at the non-default rate, subject to the terms of Section 2.12(c)(i) of the Credit Agreement, (iii) interest shall not accrue pursuant to Section 2.12(c)(ii) of the Credit Agreement on the amount of interest deferred pursuant to such Interest Deferral Notice and (iv) it shall constitute an Event of Default under Section 7(d) of the Credit Agreement if the Parent pays any interest on the Tranche B Term Loans during the effectiveness of any such Interest Deferral Notice.

                  (e) By their execution hereof, (i) the Lenders holding Tranche B Term Loans expressly acknowledge and agree that, subject to the terms and conditions contained in this Section 11, the Tranche A Lenders shall have the right (in the exercise of their respective sole discretion) to cause the deferral of interest otherwise payable in cash on account of the Tranche B Term Loans notwithstanding that, prior to giving effect to this Amendment, the consent of all Lenders holding Tranche B Term Loans would be required to implement any such deferral and (ii) the Lenders acknowledge and agree that the Administrative Agent shall be entitled to all of the protections in Section 8 of the Credit Agreement in respect of all matters arising under or in connection with this Section 11.

                  (f) Any amendment of this Section 11, or any amendment of the definition of the term "EBITDA" (but solely for purposes of the calculation of the Interest Payment Ratio) shall require the consent of all of the Lenders.

                  SECTION 12. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 13. Counterparts This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 14. Representations and Warranties; No Default. After giving effect to this Amendment, the Parent and the Subsidiary Borrower (to the extent applicable to it thereunder) hereby represent and warrant that all representations and warranties contained in the Credit Agreement are true and correct on and as of the Amendment Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

                  SECTION 15. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which:

                  (a) the Administrative Agent shall have received from each of the Parent, the Subsidiary Borrower and the Lenders, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

                  (b) the Administrative Agent shall have received from each of the Parent and the Subsidiary Guarantors, a counterpart of the Omnibus Amendment to Collateral Documents, substantially in the form attached hereto as Exhibit A (the "Omnibus Amendment to Collateral Documents"), signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart thereof;

                  (c) the Administrative Agent shall have received from each of the Parent, the Subsidiary Guarantors and the Lenders, a counterpart of the Intercreditor Agreement, substantially in the form attached hereto as Exhibit B, signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart thereof; and

                  (d) the Administrative Agent shall have received such opinions, documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the authorization, validity and enforceability of the transactions contemplated by this Amendment and the Omnibus Amendment to Collateral Documents and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                              SUNBEAM CORPORATION


                              By _________________________________________
                                      Name:
                                      Title:


                              THE COLEMAN COMPANY, INC.


                              By _________________________________________
                                    Name:
                                    Title:


                              MORGAN STANLEY SENIOR FUNDING, INC.,
                                   individually and as Syndication Agent


                              By _________________________________________
                                      Name:
                                      Title:


                              BANK OF AMERICA, N.A.,
                                   individually and as Documentation Agent


                              By _________________________________________
                                    Name:
                                    Title:


                              FIRST UNION NATIONAL BANK,
                                   individually and as Administrative Agent


                              By _________________________________________
                                    Name:
                                    Title:

                             INTERCREDITOR AGREEMENT



                  INTERCREDITOR AGREEMENT, dated as of September 29, 2000, among
(a) First Union National Bank, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent") under the Credit Agreement dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms are used herein as therein defined), among Sunbeam Corporation (the "Company"), the subsidiary borrower referred to therein, the lenders party thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., as documentation agent, and the Administrative Agent; (b) the Lenders parties hereto in their capacity as holders of the First Priority Obligations referred to below (in such capacity, the "Senior Lenders"); (c) the Lenders parties hereto in their capacity as holders of the Second Priority Obligations referred to below (in such capacity, the "Junior Lenders"); and (d) the Company, the Subsidiary Borrower and the Subsidiary Guarantors.

                              W I T N E S S E T H :

                  WHEREAS, pursuant to the Credit Agreement, (a) the Lenders have made loans and other extensions of credit to the Company and the Subsidiary Borrower and (b) the Company and the Subsidiary Guarantors have executed certain collateral documents pursuant to which the Company, the Subsidiary Borrower and the Subsidiary Guarantors granted to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in the Collateral referred to below to secure their respective obligations under the Loan Documents;

                  WHEREAS, the Lenders, the Company, the Subsidiary Borrower and the Administrative Agent are simultaneously herewith executing and delivering Amendment No. 13, Consent and Agreement, dated as of the date hereof ("Amendment No. 13"), to and under the Credit Agreement pursuant to which certain provisions of the Credit Agreement are being amended to, among other things, change the relative priority of the obligations under the Credit Agreement and the other Loan Documents such that, after giving effect to Amendment No. 13 and the documents contemplated to be executed pursuant thereto, the Supplemental Revolving Loans (including any unfunded Supplemental Revolving Commitment), the Revolving Loans (including any unfunded Revolving Commitment), any LC Exposure and the Tranche A Term Loans (collectively, the "Tranche A Facility") shall be held by the Senior Lenders and secured by the Senior Lien referred to below on the Collateral, and the Tranche B Term Loans (the "Tranche B Facility") shall be held by the Junior Lenders and secured by the Junior Lien referred to below on the Collateral;

                  WHEREAS, the Senior Lenders, the Junior Lenders and the Administrative Agent are executing and delivering this Agreement to set forth the terms of the subordination in favor of the Senior Lenders of the Junior Lien on the Collateral to the Senior Lien on the Collateral, their respective rights in respect of the exercise of rights and remedies in respect of the Collateral and the application of any proceeds thereof and certain other matters; and

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                  1. Definitions. (a) In addition to capitalized terms which are used herein as defined in the Credit Agreement, the following terms shall have the following meanings:

                  "Agreement" means this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss. 101 et seq.

                  "Collateral" means the collective reference to any assets or property of the Company, the Subsidiary Borrower or any Subsidiary Guarantor, and any proceeds thereof, at any time subject to a Lien in favor of the Administrative Agent or the Lenders to secure the First Priority Obligations or the Second Priority Obligations, including without limitation, all "Collateral" as defined in any of the Collateral Documents.

                  "First Priority Obligations" means the collective reference to all obligations of the Company, the Subsidiary Borrower and the Subsidiary Guarantors in respect of the Tranche A Facility, including without limitation, all "First Priority Obligations" as defined in any Collateral Documents (after giving effect to the Omnibus Amendment to Collateral Documents).

                  "Junior Lien" means the collective reference to the security interests in and Liens on the Collateral granted pursuant to the Collateral Documents or otherwise to secure the Second Priority Obligations; it being understood that prior to any release, pursuant to the Collateral Documents (after giving effect to the Omnibus Amendment to Collateral Documents), of security interests and Liens which currently secure the Second Priority Obligations on a pari passu basis with the First Priority Obligations, all references to the Junior Lien contained in this Agreement shall be deemed to include both such existing security interests and Liens which secure the Second Priority Obligations and the new junior security interests in and Liens on the Collateral being granted pursuant to the Collateral Documents (after giving effect to the Omnibus Amendment to Collateral Documents) to secure the Second Priority Obligations (i.e., the junior rights of the Junior Lenders pursuant to this Agreement in respect of the Collateral shall also apply with respect to the existing security interests and Liens created pursuant to the Collateral Documents prior to giving effect to the Omnibus Amendment to Collateral Documents).

                  "Omnibus Amendment to Collateral Documents" shall have the meaning set forth in Amendment No.13.

                  "Required Senior Lenders" means, at any time, Senior Lenders having in the aggregate at least 51% of the sum of (i) Revolving Credit Exposures and unused Revolving Commitments at such time, (ii) Supplemental Revolving Credit Exposures and unused Supplemental Revolving Commitments at such time and (iii) the principal amount of Tranche A Term Loans and unused Tranche A Term Commitments at such time.

                  "Second Priority Obligations" means the collective reference to all obligations of the Company, the Subsidiary Borrower and the Subsidiary Guarantors in respect of the Tranche B Facility, including without limitation, all "Second Priority Obligations" as defined in any Collateral Documents (after giving effect to the Omnibus Amendment to Collateral Documents).
 .
                  "Senior Lien" means the collective reference to the security interests in and Liens on the Collateral granted pursuant to the Collateral Documents or otherwise to secure the First Priority Obligations; it being understood that prior to any release, pursuant to the Collateral Documents (after giving effect to the Omnibus Amendment to Collateral Documents), of security interests and Liens which currently secure the Second Priority Obligations on a pari passu basis with the First Priority Obligations, all references to the Senior Lien contained in this Agreement shall also be deemed to include such existing security interests and Liens which secure the First Priority Obligations notwithstanding that such security interests and Liens concurrently secure the Second Priority Obligations (i.e., the senior rights of the Senior Lenders in respect of the Collateral shall apply to the security interests and Liens created pursuant to the Collateral Documents prior to giving effect to the Omnibus Amendment to Collateral Documents notwithstanding that such security interests on Liens still secure the Second Priority Obligations).

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified. The phrases "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any First Priority Obligations shall mean the collective reference to (i) the indefeasible payment in full, in immediately available funds, of all such First Priority Obligations, (ii) the termination of the Revolving Commitments, the Supplemental Revolving Commitments and the Tranche A Term Commitments and (iii) the cash collateralization of any First Priority Obligations in respect of Letters of Credit in accordance with the terms of the Credit Agreement.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Acknowledgments; Agreements. The Junior Lenders (a) acknowledge and agree that the Junior Lien on the Collateral shall under all circumstances be junior in priority and subordinated to the Senior Lien on the Collateral and that the Junior Lenders shall not have any claim to or in respect of the Collateral, or any proceeds of or realization on the Collateral, on a parity with or prior to the claim of the Senior Lenders, (b) acknowledge and agree that until the First Priority Obligations have been paid in full, the exercise of rights and remedies in respect of the Junior Lien by the Junior Lenders under the Loan Documents and applicable law shall be limited to the extent set forth in, and shall be governed by, this Agreement and (c) acknowledge and affirm that the Senior Lenders would not have executed Amendment No.13 in the absence of the execution and delivery of this Agreement by the parties hereto.

                  3. Rights in Collateral. (a) Notwithstanding (i) anything to the contrary contained in the Loan Documents or any other document, filing or agreement (other than this Agreement) related to the creation, attachment, perfection or existence of the Senior Lien or the Junior Lien; (ii) the time, place, order or method of attachment or perfection of the Senior Lien or the Junior Lien; (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral or any failure of the Administrative Agent to file or record any financing statement or any continuations thereof under the Uniform Commercial Code or other law of any applicable jurisdiction with respect to the Senior Lien or the Junior Lien and (iv) the rules for determining priority under any law governing the relative priorities of secured creditors, the Senior Lien shall have priority over and be senior and superior to the Junior Lien.

                  (b) So long as this Agreement has not been terminated pursuant to Section 8 hereof, or amended in accordance with Section 8 hereof to give effect to Section 10(b) of Amendment No. 13, and regardless of whether or not the First Priority Obligations or the Second Priority Obligations have been accelerated or any bankruptcy proceeding or similar event or proceeding has been commenced by or against the Company, the Subsidiary Borrower or any Subsidiary
Guarantor:

                   (i) The Junior Lenders (individually or collectively) shall not exercise any rights or remedies in respect of the Collateral or the Junior Lien, whether under the Loan Documents, applicable law or otherwise, including without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding in respect of the Junior Lien or to seek relief from the automatic stay pursuant to
         Section 362 of the Bankruptcy Code, and the Junior Lenders shall not have any right whatsoever to direct the Administrative Agent to exercise or seek to exercise or refrain from exercising any rights or remedies in respect of the Collateral. Upon repayment in full of the First Priority Obligations, the Junior Lenders shall have the right to enforce the provisions of the Collateral Documents and exercise remedies thereunder in accordance with the terms thereof.

                  (ii) The Senior Lenders shall have the exclusive right to exercise rights and remedies in respect of the Collateral under the Collateral Documents, applicable law or otherwise and, in exercising such rights and remedies with respect to the Collateral, the Senior Lenders may enforce the provisions of the Loan Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of the Senior Lenders or any agent appointed by the Senior Lenders to sell or otherwise dispose of the Collateral, to incur expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

                  (iii) No Junior Lender shall (A) contest, protest, object to, interfere with, seek to enjoin or invoke or utilize any provision of any document, law or equitable principle, or otherwise take any other action whatsoever which might prevent, delay or impede, any exercise of rights or remedies by the Senior Lenders under any Loan Document or applicable law in respect of the Collateral or the Senior Lien, including without limitation, any action of foreclosure or to seek adequate protection or relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, or any decision by the Senior Lenders to refrain from enforcing any such rights or exercising any such remedies, and (B) contest the validity or enforceability of the First Priority Obligations or the validity, perfection, priority or enforceability of the Senior Lien (it being understood and agreed that the terms of this Agreement shall govern even if part or all of the First Priority Obligations or the Senior Lien are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise).

                  (iv) The Junior Lenders shall be deemed to have consented to any Asset Sale or other disposition of any property, business or assets of the Company or any of its Subsidiaries, and the release of any or all of the Collateral from the Junior Lien in connection therewith, if the Required Lenders shall have approved such Asset Sale or other disposition notwithstanding that the Net Cash Proceeds of any such Asset Sale or other disposition may not be sufficient to pay in full the First Priority Obligations or any portion of the Second Priority Obligations.

                  (v) The Senior Lenders shall have the sole and exclusive right (without the consent of any Junior Lender and without any duty, obligation or liability arising from any such action) at any time to
         (A) consent to any proposed sale or other disposition of any Collateral in connection with the exercise of remedies pursuant to the Loan Documents or applicable law, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and (B) release the Senior Lien on any Collateral in connection with any such sale or other disposition, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, and the Junior Lenders shall be deemed to have consented to such release, sale or other disposition and any Junior Lien on the portion of any Collateral released, sold or disposed of shall be automatically extinguished and discharged upon any such release, sale or other disposition.

                  (vi) Any money, property, securities or other direct or indirect distributions of any nature whatsoever received by the Administrative Agent or any Senior Lender or Junior Lender from the sale, disposition or other realization upon or other exercise of remedies in respect of all or any part of the Collateral, regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Administrative Agent in the form received, duly indorsed to such party, if required, and applied by the Administrative Agent in the following order:

                           First, to payment of the expenses of such sale or
                  other realization, including reasonable compensation to agents and counsel for the Administrative Agent, and all expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, and any other unreimbursed expenses for which the Administrative Agent or any Lender is to be reimbursed pursuant to Section 10.03 of the Credit Agreement or any applicable provision of any other Loan Document and unpaid fees owing to the Administrative Agent under the Credit Agreement;

                           Second, to the payment in full of all First Priority
                  Obligations in the order of priority set forth in paragraph
                  (b) of Section 2.17 of the Credit Agreement;

                           Third, to the payment in full of all Second Priority
                  Obligations in the order or priority set forth in paragraph
                  (b) of Section 2.17 of the Credit Agreement;

                           Fourth, to the payment in full of any unpaid Hedging
                  Obligations; and

                           Finally, to payment to the Company or its successors
                  or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

The Administrative Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

                  4. Obligations Unconditional; Waivers, Covenants and Agreements of the Junior Lenders. (a) All rights and interests of the Senior Lenders hereunder and all agreements and obligations of the Junior Lenders hereunder shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of the First Priority Obligations, the Senior Lien, any Loan Document or any other document or agreement in respect of the First Priority Obligations or the Senior Lien, including without limitation, any exchange, release or nonperfection of the Senior Lien;

                  (ii) any change in the time, manner or place of payment, or in any other term, of all or any of the First Priority Obligations (including without limitation, any recission, in whole or in part, by the Senior Lenders of any demand for payment of any First Priority Obligations), or any participation, sale, assignment or other transfer of any of the First Priority Obligations, or any amendment, waiver, deferral, extension, renewal, refinancing, replacement, refunding, acceleration, compromise, release, alteration, supplementation, termination or other modification, in whole or in part, including any increase in the amount thereof, whether by course of conduct or otherwise, of the First Priority Obligations or of the terms of the Credit Agreement, any other Loan Document or any other document or agreement relating to the First Priority Obligations or the Senior Lien; or

                  (iii) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company, the Subsidiary Borrower or any Subsidiary Guarantor in respect of the First Priority Obligations or the Senior Lien, or of any Junior Lender in respect of this Agreement, including without limitation, the avoidance or disallowance in any bankruptcy, insolvency or other like proceeding or otherwise, of the First Priority Obligations or the Senior Lien.

                  (b) The Junior Lenders hereby waive (i) reliance by the Senior Lenders upon the Lien subordination and other intercreditor arrangements set forth in this Agreement and (ii) any notice of the creation, renewal, extension or accrual of any of the First Priority Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement. The First Priority Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance on this Agreement, and all dealings between the Company and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.

                  (c) Except for any claim based solely upon willful misconduct or gross negligence, the Junior Lenders hereby waive any claim against any Senior Lender with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake or oversight whatsoever on the part of such Senior Lender or their respective directors, officers, employees or agents
(i) with respect to any exercise of (or any delay in exercising, failure to exercise or decision to refrain from exercising) any rights or remedies in respect of the First Priority Obligations and the Senior Lien under the Loan Documents or applicable law or (ii) in connection with any transaction relating to the Collateral. Except for any claim based solely upon willful misconduct or gross negligence, neither any Senior Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.

                  (d) Notwithstanding any claim for subrogation that any Junior Lender may otherwise have under applicable law, no Junior Lender shall be subrogated to the rights of the Senior Lenders to receive distributions of Collateral in respect of the Senior Lien until the First Priority Obligations shall have been paid in full.

                  (e) No Senior Lender has made, and none of them hereby or otherwise makes to any Junior Lender, any representations or warranties, express or implied, nor does any Senior Lender assume any liability to any Junior Lender with respect to, the financial or other condition of the Company or any of its Subsidiaries, the Company's or such Subsidiaries' title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the First Priority Obligations, any Loan Document, the Senior Lien, the Second Priority Obligations or the Junior Lien.

                  5. Provisions Applicable After Bankruptcy. The intercreditor and Lien subordination arrangements set forth in this Agreement, including without limitation, the subordination of the Junior Lien to the Senior Lien, shall continue in full force and effect notwithstanding the occurrence of any proceeding under the Bankruptcy Code, and in furtherance thereof:

                  (a) the Senior Lien shall be reinstated to the extent any Senior Lender is required to turn over or otherwise pay to the bankruptcy estate of the Company, the Subsidiary Borrower or any Subsidiary Guarantor any amount of the First Priority Obligations (and as a result thereof any portion of the Senior Lien is released), and the Senior Lien so reinstated shall have the same benefits hereunder as if the First Priority Obligations had never been paid; and

                  (b) to the extent that the Junior Lenders have or acquire any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Junior Lien, (i) the Junior Lenders will only assert such rights as reasonably requested by the Administrative Agent, acting at the direction of the Senior Lenders, and then only in a manner consistent with Section 3 hereof, including without limitation, in a manner consistent with the subordination, pursuant to this Agreement, of the Junior Lien to the Senior Lien, (ii) the benefit of the existence, acquisition or assertion of any such rights shall be subject to the subordination and other terms of this Agreement and (iii) in connection with any financing of the Company, the Junior Lenders shall be deemed to have consented to the grant of a Lien on the Collateral in connection with any such financing which would be senior to, or pari passu with, the Senior Lien or the Junior Lien so long as the Senior Lenders have consented to the grant of such Lien in connection with any such financing.

                  6. Further Assurances. The Company and the Junior Lenders, at the Company's expense and at any time from time to time, upon the reasonable request of the Senior Lenders, will promptly and duly execute and deliver such further instruments and documents (including amendments to their financing statements filed against the Company and any of its Subsidiaries stating that the rights of the Junior Lenders are subject to the terms hereof and together with such assignments or endorsements as the Senior Lenders may reasonably deem necessary) and take such further actions as the Senior Lenders may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                  7. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders, on the one hand, and the Junior Lenders, on the other hand, in respect of the Collateral and no other person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests, Liens and other rights that the Senior Lenders and the Junior Lenders have under the Loan Documents insofar as the rights of the Company, any Subsidiaries of the Company or any other person or entity are involved.

                  8. Termination of Agreement. Upon payment in full of the First Priority Obligations, this Agreement shall terminate, and the exercise of rights and remedies by the Junior Lenders in respect of the Collateral shall thereafter be governed by the Loan Documents. This Agreement shall also terminate, or otherwise be amended, to the extent reasonably necessary to implement any change in the relative priority of the First Priority Obligations and the Second Priority Obligations pursuant to Section 10(b) of Amendment No. 13. In the event that any Second Priority Obligations remain outstanding and unpaid after payment in full of the First Priority Obligations, the Administrative Agent shall, upon the request of the Junior Lenders, assign the Senior Lien to secure the Second Priority Obligations.

                  9. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the First Priority Obligations are paid in full.

                  Notices. All notices, requests and demands to or upon the parties to be effective shall be made in accordance with Section 10.01 of the Credit Agreement.

                  11. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  13. Integration. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. The parties hereto agree that the terms of this Agreement shall govern and control in the event, and to the extent, of any inconsistency between the terms of this Agreement and any Loan Document.

                  14. Amendments in Writing; Cumulative Remedies. (a) Subject to
Section 10(b) of Amendment No. 13, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by all of the Lenders.

                  (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. No failure to exercise, nor any delay in exercising, on the part of any Senior Lender, any right, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  15. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, each Senior Lender and each Junior Lender and their respective successors and assigns to the same extent as if any such successor or assign was an original party hereto.

                  (b) In the event the First Priority Obligations are paid in full as a result of a replacement, refinancing or refunding of the First Priority Obligations, the lenders under any such new credit facility or facilities shall be entitled (without any action by any party hereto) to succeed to the first priority Lien on the Collateral to the extent afforded to the Senior Lenders in respect of the Senior Lien as set forth herein, and the Junior Lenders shall continue to have no more rights or remedies in respect of the Collateral than those provided to the Junior Lenders in respect of the Junior Lien hereunder. In furtherance thereof, the Junior Lenders agree to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who causes the First Priority Obligations to be paid in full, whether such successor financing, refinancing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

                  16. Expenses. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement and (ii) all out-of-pocket expenses incurred by the Administrative Agent and any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of any rights under this Agreement.

                  (b) Without limiting the indemnity obligations of the Company under Section 10.03 (b) of the Credit Agreement, the Company shall pay, indemnify, and hold each Lender and the Administrative Agent (each such Person, an "Indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation fees, charges and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution and delivery of this Agreement by the Company, the Subsidiary Borrower and the Subsidiary Guarantors, or (ii) any action taken or omitted to be taken by the Company, the Subsidiary Borrower or any Subsidiary Guarantor with respect to this Agreement, provided that such indemnity under clauses (i) and (ii) above shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  17. Authority of Administrative Agent. Pursuant to the Loan Documents, each Lender has appointed the Administrative Agent to act as administrative agent on behalf of such Lender for all purposes in connection with this Agreement. Except with respect to any amendment or waiver of any of the terms or provisions of this Agreement pursuant to Section 14 hereof, any action to be taken pursuant to this Agreement by the Senior Lenders or by the Administrative Agent, on behalf of the Senior Lenders, shall be authorized if any such action is authorized by the Required Senior Lenders. The Lenders acknowledge that (a) the rights and obligations of the Administrative Agent under this Agreement or resulting or arising out of this Agreement shall be governed by this Agreement and Section 8 of the Credit Agreement, (b) except to the extent expressly set forth in this Agreement with respect to the right of the Senior Lenders to direct the Administrative Agent to take or refrain from taking action in respect of the Collateral and the Senior Lien on behalf of the Senior Lenders, nothing contained in this Agreement shall be deemed to amend or modify the rights of the Required Lenders under the Loan Documents, or be deemed to amend or modify Section 8 of the Credit Agreement and (c) in no event shall this Agreement be deemed to amend or modify the protection or exculpation afforded to the Administrative Agent under Section 8 of the Credit Agreement or any other applicable provision of any other Loan Document. Notwithstanding any provisions of the Loan Documents to the contrary, as between the Senior Lenders, on the one hand, and the Junior Lenders, on the other hand, the Junior Lenders shall not be required or entitled to inquire as to or verify the authority or power of the Administrative Agent to act on behalf of the Senior Lenders pursuant to this Agreement, and the Junior Lenders shall, without inquiry and without notice to any of the Senior Lenders, rely upon any act taken or notice given or any document executed by the Administrative Agent with respect to the matters covered hereby as the act, notice or document of the Senior Lenders who shall be bound thereby (without prejudice, however, to any rights or obligations of the Senior Lenders and the Administrative Agent inter se). The Administrative Agent shall not owe any fiduciary duty to any Lender.

                  18. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              FIRST UNION NATIONAL BANK,
                              as Administrative Agent and Individually as a Senior Lender and a Junior Lender


                              By: ______________________________________________
                              Name:
                              Title:


                              BANK OF AMERICA, N.A., as Documentation Agent and Individually as a Senior Lender and a Junior Lender


                              By: ______________________________________________
                              Name:
                              Title:


                              MORGAN STANLEY SENIOR FUNDING, INC.,
                              as Syndication Agent and Individually as a Senior Lender and a Junior Lender


                              By: ______________________________________________
                              Name:
                              Title:





Acknowledged and Agreed:

SUNBEAM CORPORATION


By: _________________________________
    Name:  Steven R. Isko
    Title: Senior Vice President, General Counsel and Assistant Secretary

THE COLEMAN COMPANY, INC.
SUNBEAM PRODUCTS, INC.
SUNBEAM LATIN AMERICA LLC


By: _________________________________
    Name:    Steven R. Isko
    Title:   Senior Vice President, General Counsel and Assistant Secretary

BRK BRANDS, INC.
COLEMAN WORLDWIDE CORPORATION
FIRST ALERT, INC.
LASER ACQUISITION CORPORATION
SUNBEAM AMERICAS HOLDINGS, LTD.
SUNBEAM HEALTH & SAFETY COMPANY
AUSTRALIAN COLEMAN, INC.
C C OUTLET, INC.
COLEMAN ARGENTINA, INC.
COLEMAN COUNTRY, LTD.
COLEMAN POWERMATE, INC.
COLEMAN PUERTO RICO, INC.
COLEMAN VENTURE CAPITAL,  INC.
RIVER VIEW CORPORATION OF BARLING, INC.
SURVIVAL GEAR, INC.


By: _________________________________
    Name:   Steven R. Isko
    Title:  Vice President and General Counsel



DDG I, INC.
GHI I, INC.
J G K, INC.


By: _________________________________
    Name:   Steven R. Isko
    Title:  Vice President

OP II, INC.
SI II, INC.
C M O, INC.


By: _________________________________
    Name:   Steven R. Isko
    Title:  Vice President and Assistant Secretary